                                                                    Exhibit 10.1

                         TRANSITION/SEPARATION AGREEMENT

      TRANSITION/SEPARATION AGREEMENT (THE "AGREEMENT") DATED AS OF AUGUST 22, 2005 BY AND BETWEEN BKF CAPITAL GROUP, INC. ("BKF") AND JOHN A. LEVIN
                                    ("JAL").

            WHEREAS, JAL has heretofore been employed by BKF as Chief Executive Officer;

            WHEREAS, BKF and JAL wish to document their agreement regarding JAL's transition to resignation as Chief Executive Officer and as an employee of BKF; JAL's ongoing consulting relationship with BKF, and JAL's ability to establish a Successor Business (as defined in Section 4(a) below) all as set forth more fully below.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, BKF and JAL agree as follows:

            1. Transition/Position

            (a) JAL shall resign as Chief Executive Officer and from all positions as an employee of BKF and its affiliates as of the earlier to occur of
(i) October 1, 2005 and (ii) BKF's retention of a successor or interim Chief Executive Officer of BKF (the "Resignation Date"). Following JAL's resignation as Chief Executive Officer and as an employee, JAL shall continue as a non-employee consultant to BKF with the title of Chair Emeritus of BKF ("CE"), a non-voting advisor to the Board of Directors of BKF (the "Board"), until the earlier of (i) the termination of the Consulting Period (defined in Section 2(a) below) and (ii) JAL's receipt of written notice from the Board requesting JAL's resignation from such position.

            (b) If requested by BKF, JAL shall review and execute, as Chief Executive Officer of BKF, the Form 10-Q required to be filed by BKF for the fiscal quarter ended June 30, 2005 and shall cooperate with and assist BKF and its accountants in preparing and filing such Form 10-Q.

            (c) JAL and BKF will cooperate in good faith towards reaching agreement regarding public announcement of the execution of this Agreement and JAL's resignation as Chief Executive Officer and as an employee and his continued role as CE; and as a consultant to, and client of, BKF and his current intention to remain active in financial services and pursue personal interests.

            (d) Until the Resignation Date, BKF shall continue to pay JAL his base salary at the current rate of $935,430.72 per annum, subject to applicable withholding taxes, and JAL shall continue to participate in all employee benefit plans, programs and arrangements of BKF. JAL shall not be entitled to receive any portion of the annual bonus otherwise payable to JAL in respect of the year ending December 31, 2005.

            2. Consulting Arrangement

            (a) JAL will serve as a consultant to BKF for a period (the "Consulting Period") commencing on the Resignation Date and ending on the earliest to occur of (i) the third anniversary of the Resignation Date, (ii) termination of the Consulting Period by JAL upon 30 days advance written notice to BKF; provided that any termination pursuant to this clause (ii) may not occur prior to April 1, 2006; and (iii) termination of the Consulting Period by BKF at any time upon 30 days advance written notice to JAL.

            (b) During the Consulting Period, JAL will, from time to time, at the request of the Board upon reasonable advance notice, provide advice to BKF and use JAL's reasonable efforts to assist BKF in its efforts to retain and attract accounts for the core and developing BKF strategies and, if requested by BKF, assist BKF in identifying potential successor Chief Executive Officer candidates and potential additional members of the Board, it being agreed that JAL's consulting services shall be incidental to, and shall not materially interfere with, JAL's other obligations, business activities or commitments. JAL shall not be required to travel, except at his convenience, in performing services to BKF during the Consulting Period.

            (c) During the Consulting Period, BKF shall pay JAL a consulting fee at the rate of $30,000 per month (the "Consulting Fee"). JAL shall be entitled to the full Consulting Fee regardless of the amount and frequency of consulting services actually requested of him by BKF, subject to BKF's ability to terminate the Consulting Period pursuant to Section 2(a). It is intended that the Consulting Fee shall constitute revenues to JAL and, to the extent consistent with applicable law, BKF will not withhold any amounts there from as federal income tax withholding from wages or as employee contributions under the Federal Insurance Contributions Act or any other state or federal laws.

            (d) During the Consulting Period, JAL shall not be an employee of BKF and JAL shall only consult, and render advice and perform such tasks as JAL reasonably determines in good faith are necessary to achieve the results specified by BKF. During the Consulting Period, JAL will not direct the work of any employee of BKF, or make any management decisions or undertake to commit BKF to any course of action in relation to third persons.

            3. Restrictive Covenants

            (a) Following JAL's ceasing to be employed by BKF for any reason (including, without limitation, any resignation by JAL on the Resignation Date), JAL shall be permitted to engage in any business activities (a "New Business"), including without limitation, engaging directly or indirectly (or providing services as an employee, director or consultant to an entity that engages directly or indirectly ) in business activities that are competitive with the business of BKF or its affiliates and JAL and the New Business shall not be restricted from soliciting or otherwise providing services to, or from receiving services from, any clients, customers, employees or agents of BKF and its affiliates; provided that:

            (i) JAL shall not be able to solicit or hire any employee of BKF prior to the date which is 36 months following the time JAL ceases to be an employee of BKF, except that (x) JAL shall be permitted at any time to solicit and hire those employees of BKF listed on Schedule A (provided that with respect to up to three employees on Schedule A to be identified on such Schedule with an asterisk, such employees may only be hired by JAL after the earlier of (A) BKF's hiring (as confirmed by BKF in writing) of a replacement for such employees and (B) January 1, 2006) and (y) JAL shall be permitted at any time to solicit and, on or following January 1, 2007, to hire any employee of BKF identified on Schedule B; and

            (ii) JAL and the New Business shall only be permitted to solicit certain agreed upon clients (or classes of clients) (x) listed on Schedule C hereto or (y) that are otherwise mutually agreed upon from time to time by the Board of Directors and JAL that are deemed by JAL and BKF to be highly unlikely to remain with the firm in the event of JAL's departure (the clients in (x) and (y) being collectively referred to as, the "JAL Clients") which shall include, without limitation (a) individual accounts,
      (b) selected institutional accounts, and (c) participants in the Island Drive and 360 Fund strategies and BKF and JAL shall cooperate to effect an orderly transition of such JAL Clients to the Successor Business if such JAL Clients do not wish to remain with BKF. JAL may not solicit any other person that is a client of BKF at the time he ceases to be an employee of BKF, or any person that was a client of BKF in the 12 months period preceding the date on which JAL ceased to be an employee (a "BKF Client") for a period of 36 months following the time JAL ceases to be an employee of BKF; provided, however, that this restriction shall only prevent JAL from soliciting BKF Clients with respect to an investment strategy offered by the New Business that is similar to the particular long only large cap value strategies provided, or that had been provided, to the BKF Client by BKF (other than any strategies being offered to JAL Clients); provided further that JAL is permitted to accept new money from any BKF Clients regardless of investment strategy or product involved.

            (b) Nothing herein in this Section 3 shall prevent BKF from seeking to retain either (i) the services of any employee who JAL is permitted to solicit or hire, or (ii) the business of any client of BKF who JAL is permitted to solicit. Furthermore, nothing herein shall preclude BKF from establishing or utilizing any investment strategy which may be directly or indirectly competitive with any strategy employed by the New Business.

            (c) BKF acknowledges and agrees that any employee of BKF listed on Schedule B who remains in employment with BKF through December 31, 2006 shall be entitled (unless he or she has entered into a written agreement with BKF which provides otherwise) to receive his or her annual bonus incentive compensation to which he or she would otherwise be entitled for 2006 had he or she remained in employment to the date or dates following December 31, 2006 on which such annual bonus incentive compensation becomes payable.

            (d) During the three-year period commencing upon the date that JAL ceases to be an employee of BKF, if any employee of BKF or its affiliates terminates employment and if, at the time of such termination, JAL is then still subject to a restriction on soliciting or hiring such individual under this
Section 3, JAL may request that BKF waive the restriction on soliciting or hiring such individual and BKF agrees to reasonably consider such request; provided, however, that the determination whether to waive such restriction shall remain within BKF's sole discretion. If any employee described in the immediately preceding sentence terminated employment with BKF or its affiliates at least six months prior to the date on which JAL first makes the request to BKF to solicit or hire such employee, then BKF agrees that its determination whether to waive such restriction will not be unreasonably withheld.

            4. Successor Business

            (a) In the event JAL engages in a New Business in which JAL (together with his immediate family and/or entities controlled by any of them) directly or indirectly has a greater than 50% voting or economic interest (a "Successor Business"), then:

            (i) to the extent any such Successor Business derives revenues from JAL Clients who have transitioned pursuant to this Agreement to the Successor Business ("Carry-Over Clients"), BKF will be entitled to 15% the of the annual revenues collected by the Successor Business from such Carry-Over Clients which are generated based the Successor Businesses utilization of the same investment strategy used with respect to such Carry-Over Clients at BKF (the "Carry-Over Business Revenues") for the five-year period commencing with the first full calendar quarter following the date JAL ceased to be an employee of BKF (the "Revenue Sharing Period"). Such amount shall be paid on a quarterly basis following the Successor Businesses actual collection of revenue. For the avoidance of doubt, the Carry-Over Business Revenues will include revenues on additional money invested in the Successor Business by the Carry-Over Clients and/or increases in the value of the account of the Carry-Over Clients which are managed by the Successor Business, in each case, to the extent the revenues are generated based upon the Successor Businesses utilization of the same or similar investment strategy used with respect to such Carry-Over Clients at BKF but shall not include (A) revenues generated from Carry-Over Clients based upon any other investment strategy and (B) revenues generated from clients that are not Carry-Over Clients.

            (ii) If JAL and BKF mutually agree to transfer LEVCO Securities, Inc., BKF's registered broker-dealer, to the Successor Business, then BKF will also be entitled to 15% of the first $1,500,000 of Net Brokerage Commissions each year during the Revenue Sharing Period ("Brokerage Revenues"). For this purpose, "Net Brokerage Commissions" shall mean gross commissions less any applicable clearing firm charges incurred.

            (iii) The determination of annual revenues which are Carry-Over Business Revenues and those revenues which are not Carry-Over Business Revenues (and the amount of Brokerage Revenues, if applicable) shall be made by JAL (or his designee), in good faith, based upon calculations audited by a nationally recognized accounting firm. Any such determination may be reviewed by an independent accounting firm selected by BKF. In the event of a dispute, each such accounting firm shall jointly retain a third nationally recognized accounting firm (the cost of which shall be borne equally by JAL and BKF) and such third accounting firm's determination shall be binding and conclusive on the parties.

            (iv) BKF will provide the Successor Business with the documents, or access to documents, necessary for the Successor Business to utilize performance history generated at BKF by employees of the Successor Business who had been portfolio managers at BKF. JAL shall have access to research meetings and company visits at BKF. The foregoing provisions of this paragraph will be subject to any constraints imposed by applicable law or regulation.

            (b) JAL shall be permitted, as of the date hereof, to immediately commence taking all reasonable steps necessary or desirable to establish a Successor Business effective immediately including, without limitation, applying for any necessary registrations, licenses or permits, offering employment to non-BKF employees, and offering employment to BKF employees to the extent permitted under Section 3 (Restrictive Covenants) above.

            (c) BKF and JAL shall each enter into identical standard and customary confidentiality agreements relating to the information provided to the other hereunder.

            5. Other BKF Employees

            Subject to the limitations imposed on JAL and the New Business by
Section 3 hereof, JAL shall be free, and encouraged by BKF, to resume interactions with other BKF employees and to share information with such employees regarding JAL's plans and the terms of this Agreement.

            6. Indemnification

            (a) BKF shall indemnify and hold harmless JAL and his legal representatives to the fullest extent permitted by law from and against all judgments, fines, penalties, excise taxes, amounts paid in settlement, losses, expenses, costs, liabilities and legal fees (the "Losses") JAL may incur by reason of entering into this Agreement and the performance of his duties hereunder.

            (b) BKF shall also indemnify and hold harmless JAL and his legal representatives to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, from and against all Losses if he is made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, including any action by or in the right of BKF to procure a judgment in its favor, by reason of the fact that JAL is or was a director or officer of BKF or its affiliates or is or was serving in any capacity at the request of BKF or its affiliates for any other entity.

            (c) The right to indemnification provided by this Section 6 shall not be deemed exclusive of any other rights to which JAL may have or hereafter be entitled under any law or the charter or by-laws of BKF or its affiliates, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue after JAL has ceased to be a director or officer and shall insure to the benefit of the heirs, executors and administrators of JAL. JAL shall be entitled to the protection of any insurance policies BKF or its affiliates may elect to maintain generally for the benefit of their respective directors and officers.

            7. Mutual Releases

            JAL and BKF shall enter into mutual general releases, substantially in the form of Exhibits A and B hereto, respectively, releasing the other party of all claims relating to matters occurring up to and including the signing of the Agreement, other than claims to enforce the terms of the Agreement and JAL's rights to benefits, if any, under BKF's employee benefit plans (in accordance with their terms) (and a bring down general release as of the Resignation Date for claims relating to matters occurring up to and including the Resignation
Date); provided that BKF's release of JAL shall not apply to any act or acts which constituted (i) fraud resulting in a required restatement of BKF's financial statements or other fraud having a material adverse effect of BKF,
(ii) a criminal act under applicable law or regulation involving the assets or business of BKF or (iii) a willful breach of duty of loyalty owed to BKF or any of it affiliates (or their respective shareholders), other than (x) any such breach which the Board knows about (or should have known about) as of the date of the signing of the applicable release or (y) the matters set forth in this Agreement.

            8. JAL Stock

            With respect to unrestricted shares of BKF common stock currently held by JAL, (i) 1/3 of such shares may be contributed by JAL to any foundation or other entity controlled by him at any time (which shares may not be resold or otherwise transferred by the foundation in any volitional transaction to any third party prior to April 1, 2006) ; (ii) an additional 1/3 of such shares may be sold or otherwise transferred by JAL at any time to any party, subject to compliance with any applicable securities laws or other legal restrictions; and
(iii) 1/3 of such shares shall be held by JAL until the earlier of (x) 36 months following the date of JAL's resignation as Chief Executive Officer of BKF and
(y) 10 days following the termination of the Consulting Period; provided, however, that if a foundation described in clause (i) above sells or transfers any shares of BKF common stock prior to April 1, 2006 in a non-volitional transaction or otherwise, the number of shares that JAL may sell under clause
(ii) shall be reduced, share-for-share, by the number of shares so sold or transferred by the foundation to the extent that JAL has not then already sold or transferred all of the shares which he is otherwise permitted to sell under clause (ii).

            9. Blind Trust

            (a) JAL to establish, for a one-year period, a blind trust account with the BKF Long Only group of at least $5,000,000 (the "Blind Trust Arrangement").

            (b) The aggregate fees payable by JAL to BKF and its affiliates in respect of the Blind Trust Arrangement shall be 75 basis points.

            10. Legal Fees/Governing Law

            (a) Upon BKF's receipt of written invoices prepared by JAL's counsel, BKF shall reimburse JAL for the fees and expenses of his counsel reasonably incurred from and after June 23, 2005 in connection with the negotiation and preparation of the Agreement, up to a maximum of $110,000. In addition, BKF shall advance JAL on a monthly basis for legal fees and expenses incurred in connection with any dispute under the Agreement, provided that JAL must return such advance or any reimbursement received in the event that JAL does not substantially prevail on a majority of the material claims that are the subject of the legal proceeding, in which such dispute is adjudicated, as determined by the court or arbitrator engaged in such proceeding. Notwithstanding the preceding sentence, BKF will not advance or reimburse JAL for any legal fees incurred by JAL in disputing whether BKF acted reasonably under Section 3(d) hereof.

            (b) Any dispute, controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by final and binding arbitration in accordance with the rules of the American Arbitration Association before a panel of three independent and impartial arbitrators of whom each party shall designate one and the third shall be chosen by the arbitrators selected by the parties. In all other respects, the Commercial Arbitration Rules of the American Arbitration Association shall govern the proceedings, which the American Arbitration Association will administer. Judgment upon an award rendered by the arbitrators may be entered in any court having jurisdiction there over. The arbitration shall be held in New York, New York or in such other place as the parties may agree.

            (c) This Agreement shall be governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

            11. Levin Name

            Following JAL's cessation of employment with BKF for any reason, JAL shall not be prohibited from using his name (or any derivations thereof) for any purposes (except that for 1 year following JAL's resignation as Chief Executive Officer (or such earlier period as BKF shall subsequently agree in writing) he shall not use the name John A. Levin or John Levin in the name of the Successor Business and BKF agrees to cease using the name "John A. Levin" or any similar modification of the term "Levin" (e.g., "J.A. Levin" or "John Levin") within one year following the cessation of employment.

            12. Office Space

            BKF shall provide JAL and the Successor Business with quality office space suitable for the principal executive offices of the Successor Business, on the same floor as, or contiguous by stairway to, the existing principal investing operations of BKF, during the Consulting Period and during the Consulting Period JAL will cover overhead/occupancy costs associated with JAL's operation of the Successor Business equal to the actual costs incurred by BKF for such space. In addition, JAL shall reimburse BKF for the actual cost incurred by BKF for any office services provided to JAL at his request. JAL acknowledges and agrees that the space in the northeast corner of the 18th floor of BKF's officers at

One Rockefeller Plaza, New York, NY previously identified by BKF to JAL will qualify as suitable space and that the estimated costs of such space will be in accordance with Schedule D hereto.

            13. Entire Agreement/Amendments.

            This Agreement contains the entire understanding of the parties with respect to the employment and termination of employment of JAL with BKF and its affiliates. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

            14. No Waiver.

            The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

            15. Severability.

            In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

            16. Assignment/Successors.

            This Agreement shall be assigned by BKF to any person or entity which is or becomes a successor in interest to substantially all of the business operations of BKF. Upon such assignment, the rights and obligations of BKF hereunder shall become the rights and obligations of such successor person or entity. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

            17. Notice.

            For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

            If to BKF:

            BKF Capital Group, Inc.
            One Rockefeller Plaza
            New York, NY 10020
            Attention:  General Counsel

            If to JAL:

            To the most recent address of Executive set forth in the personnel records of BKF.

            18. Prior Agreements

            This Agreement supersedes all prior agreements and understandings (including verbal agreements and draft term sheets and memorandum of understanding) between JAL and the BKF and/or its affiliates regarding the terms and conditions of JAL's employment, and termination of employment, with the BKF and/or its affiliates including any understandings with respect to any New Business or Successor Business.

Counterparts.

            This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first above written.

BKF CAPITAL GROUP, INC.                        JOHN A. LEVIN

By: /s/ ANSON M. BEARD, JR.                    /s/ JOHN A. LEVIN
   ------------------------                    -----------------
        CHAIRMAN

                                    EXHIBIT A
                                  (JAL RELEASE)

            GENERAL REALEASE OF CLAIMS ("Release") dated as of August 22, 2005 by and between John A. Levin ("JAL") and BKF Capital Group, Inc. ("BKF").

            Reference is made to the Transition/Separation Agreement dated as of August 22, 2005 between JAL and BKF (the "Agreement") to which this Release is attached as Exhibit A.

            For and in consideration of the mutual covenants and agreements set forth in the Agreement, JAL does hereby agree on behalf of JAL, JAL's agents, assignees, successors, assigns, heirs and executors, to, and JAL does hereby, fully and completely forever release BKF and its affiliates, predecessors and successors and all of their respective past and/or present officers, directors, partners, members, managing members, managers, employees, agents, representatives, administrators and fiduciaries in their individual and/or representative capacities (hereinafter collectively referred to as the "BKF Releasees"), from any and all causes of action, suits, agreements, promises, damages, disputes, controversies, contentions, differences, judgments, claims, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, variances, trespasses, extents, executions and demands of any kind whatsoever, which JAL or JAL's heirs, executors, administrators, successors and assigns ever had, now have or may have against the BKF Releasees or any of them, in law, admiralty or equity, whether known or unknown to JAL, for, upon, or by reason of, any matter, action, omission, course or thing whatsoever occurring up to the date this Release is signed by JAL, including, without limitation, in connection with or in relationship to JAL's employment or other service relationship with BKF or its affiliates, the termination of any such employment or service relationship; provided that such released claims shall not include (i) any claims to enforce JAL's rights under, or with respect to, the Agreement and (ii) JAL's rights to vested benefits, if any, under the employee benefit plans of BKF and its affiliates (such released claims are collectively referred to herein as the "Released Claims").

            (a) Notwithstanding the generality of clause (a) above, the Released Claims include, without limitation, (i) any and all claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1971, the Civil Rights Act of 1991, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, and any and all other federal, state or local laws, statutes, rules and regulations pertaining to employment or otherwise, and (ii) any claims for wrongful discharge, breach of contract, fraud, misrepresentation or any compensation claims, or any other claims under any statute, rule or regulation or under the common law, including compensatory damages, punitive damages, attorney's fees, costs, expenses and all claims for any other type of damage or relief.

            (b) JAL represents that he has read carefully and fully understand the terms of this Release, and that he has been advised to consult with an attorney and has had the opportunity to consult with an attorney prior to signing this Release. JAL acknowledges that JAL is executing this Release voluntarily and knowingly and that JAL has not relied on any representations, promises or agreements of any kind made to JAL in connection with JAL's decision to accept the terms of this Release, other than those set forth in this Release and the Agreement.

            This Release will be governed, construed and interpreted under the laws of the State of New York, without regard to conflicts of laws principles thereof.

            IN WITNESS WHEREOF, this Release has been duly executed as of the date first above written:


/s/ JOHN A. LEVIN
-----------------
John A. Levin

                                    EXHIBIT B
                                  (BKF RELEASE)

            GENERAL REALEASE OF CLAIMS ("Release") dated as of August 22, 2005 by and between BKF Capital Group, Inc. ("BKF") and John A. Levin ("JAL").

            Reference is made to the Transition/Separation Agreement dated as of August 22, 2005 between BKF and JAL (the "Agreement") to which this Release is attached as Exhibit B.

            For and in consideration of the mutual covenants and agreements set forth in the Agreement, BKF does hereby agree on behalf of BKF and its affiliates, predecessors and successors and all of their respective past and/or present officers, directors, partners, members, managing members, managers, employees, agents, representatives, administrators, fiduciaries and assigns in their individual and/or representative capacities (hereinafter collectively referred to as the "BKF Releasors") to, and BKF does hereby, fully and completely forever release JAL, JAL's family, estate, agents, successors and assigns (the "JAL Releasees") from any and all causes of action, suits, agreements, promises, damages, disputes, controversies, contentions, differences, judgments, claims, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts, variances, trespasses, extents, executions and demands of any kind whatsoever, which any of the BKF Releasors ever had, now have or may have against the JAL Releasees in law, admiralty or equity, whether known or unknown to BKF, for, upon, or by reason of, any matter, action, omission, course or thing whatsoever occurring up to the date this Release is signed by BKF, including, without limitation, in connection with or in relationship to JAL's employment or other service relationship with BKF or its affiliates, the termination of any such employment or service relationship; provided that such released claims shall not include
(i) any claims to enforce BKF's rights under, or with respect to, the Agreement and (ii) any claims with respect to any act or acts which constituted (A) fraud resulting in a required restatement of BKF's financial statements or other fraud having a material adverse effect on BKF, (B) a criminal act under applicable law or regulation involving the assets or business of BKF or (iii) a willful breach of duty or loyalty owed to BKF or any of its affiliates (or their respective shareholders), other than (x) any such breach which the Board of Directors of BKF knows about (or should have known about) as of the date of this Release or
(y) the matters set forth in the Agreement (such released claims are collectively referred to herein as the "Released Claims").

            (a) Notwithstanding the generality of clause (a) above, the Released Claims include, without limitation any claims for breach of contract, fraud, misrepresentation or any compensation claims, or any other claims under any statute, rule or regulation or under the common law, including compensatory damages, punitive damages, attorney's fees, costs, expenses and all claims for any other type of damage or relief.

            (b) BKF represents that BKF has read carefully and fully understand the terms of this Release, and that he has been advised to consult with an attorney and has had the opportunity to consult with an attorney prior to signing this Release. BKF acknowledges that BKF is executing this Release voluntarily and knowingly and that BKF has not relied on any representations, promises or agreements of any kind made to BKF in connection with BKF's decision to accept the terms of this Release, other than those set forth in this Release and the Agreement.

            This Release will be governed, construed and interpreted under the laws of the State of New York, without regard to conflicts of laws principles thereof.

            IN WITNESS WHEREOF, this Release has been duly executed as of the date first above written:

BKF CAPITAL GROUP, INC.


By: /s/ ANSON M. BEARD, JR.
   ------------------------
          CHAIRMAN